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                                                                   Exhibit 16.1


                                                      February 23, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     RE: Charles River Associates Incorporated
         Annual Report on Form 10-K for the Fiscal Year ended November 28, 1998
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Ladies and Gentlemen:

     We have read the paragraph under the heading "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure" included in the Annual Report on Form 10-K for the fiscal year ended November 28, 1998 to be filed with the Securities and Exchange Commission by Charles River Associates Incorporated and agree with the statements made therein.

                                          Very truly yours,


                                          /s/ Parent, McLaughlin & Nangle
                                              ----------------------------------
                                              Parent, McLaughlin & Nangle
                                              Certified Public Accountants, Inc.